EXHIBIT 10.12

R. R. DONNELLEY & SONS COMPANY

STOCK OPTION AGREEMENT

(2004 PIP)

R. R. DONNELLEY & SONS COMPANY, a Delaware corporation (herein called the "Company"), acting pursuant to the provisions of its 2004 Performance Incentive Plan (herein called the "Plan"), hereby grants to XXXXXX (herein called "Optionee"), as of March 2, 2012 (herein called the "Option Date"), an option (herein called the "Option") to purchase from the Company XXXXX shares of common stock of the Company, par value $1.25 per share (herein called "Common Stock"), at a price of  $XXXXX per share to be exercisable during the term set forth herein, but only upon the following terms and conditions:

1.	The Option may be exercised by Optionee, in whole or in part, from time to time, during the Option Term (as defined below) only in accordance with the following conditions and limitations:

(a)

Except as provided in Sections 5 and 7 hereof, Optionee must, at any time the Option becomes exercisable and at any time the Option is exercised, have been continuously in the employment of the Company since the date hereof, unless otherwise determined by the Committee administering the Plan (the “Committee”).  Leave of absence for periods and purposes conforming to the personnel policies of the Company and approved by the Committee shall not be deemed terminations of employment or interruptions of continuous service.

(b)

(i)  Subject to Sections 5 and 7 hereof and subsection (ii) below, at any time on and after the dates indicated in column (1), Optionee may purchase such whole number of shares of Common Stock which, when added to all shares theretofore purchased under the Option, does not exceed the total number of shares subject to the Option multiplied by the percentage indicated in column (2) opposite such respective date, as follows:

(1)         (2)

    DatePercentage of Total

    March 2, 201325%

    March 2, 201425%

    March 2, 201525%

    March 2, 201625%

(ii)  Notwithstanding the foregoing subsection (i), if while any portion of the Option is outstanding and unexercisable, a Change in Control (as defined in the Plan) occurs, then from and after the Acceleration Date (as defined in the Plan), the Option shall be exercisable with respect to all of the shares of Common Stock subject to the Option.

(iii)  The Option awarded hereby shall expire on the first business day preceding the tenth anniversary of the Option Date (the period beginning on the date hereof and ending on such date being the “Option Term”).

(c)No fractional shares may be purchased at any time.

2.

Subject to the limitations herein set forth, the Option may be exercised by delivery of notice to the Company, in such form as the Company determines, specifying the number of shares of Common Stock to be purchased and accompanied by payment in full of the option price (or arrangement made for such payment to the Company's satisfaction) for the number of shares so purchased.  No shares of Common Stock may be purchased under the Option unless Optionee (or in the event of Optionee's death, Optionee's executor, administrator or personal representative or Optionee's beneficiary designated pursuant to the Beneficiary Designation Form on file with the Company (herein called a "Beneficiary")) shall pay to the Company such amount as the Company is advised it is required under applicable federal, state, local or other tax laws to withhold and pay over to governmental taxing authorities by reason of the purchase of shares of Common Stock pursuant to the Option.

The option price and any federal, state, local and other taxes required to be withheld in connection with such exercise may be paid (i) in cash, (ii) by delivering previously owned whole shares of Common Stock (which Optionee has held for at least six months prior to the delivery of such shares or which Optionee purchased on the open market and for which Optionee has good title, free and clear of all liens and encumbrances) having a fair market value, determined on the date of exercise, equal to the option price and such amount of tax, (iii) with respect to taxes only, by authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having a fair market value equal to such amount of tax, (iv) in a combination of (i) - (iii), (v) in cash by a broker-dealer acceptable to the Company to whom Optionee has submitted an irrevocable notice of exercise or (vi) to the extent previously expressly authorized by the Committee, via a cashless exercise arrangement with the Company; provided that the Committee shall have the sole discretion to disapprove of an election pursuant to clause (vi).  Payment of the option price and such tax, or any part thereof, in previously owned shares of Common Stock shall not be effective unless Optionee delivers one or more stock certificates (or otherwise delivers shares of Common Stock or evidence of ownership to the satisfaction of the Company) representing shares having a fair market value on the date of exercise equal to or in excess of the option price and such tax, or applicable portion thereof, accompanied by such endorsements, signature guarantees or other documents or assurances as may reasonably be required by the Company. For purposes of this Agreement, the fair market value of the Common Stock on a specified date shall be determined by reference to the closing stock price in trading of the Common Stock on such date , or, if no such trading in the Common Stock occurred on such date, then on the next preceding date when such trading occurred.

3.

Upon exercise of the Option in whole or in part pursuant to Section 2 hereof, the Company shall deliver or cause to be delivered a certificate (or other evidence of ownership) representing the number of shares specified against payment therefore and shall pay all original issue or transfer taxes and all other fees and expenses incident to such delivery.

4.

Optionee shall be entitled to the privileges of ownership with respect to shares subject to the Option only with respect to shares purchased upon exercise of all or part of the Option and as to which Optionee becomes a stockholder of record.

5.

(a) If Optionee ceases to be employed by the Company by reason of death or disability as defined in the Company’s long-term disability policy as in effect at the time of the Optionee’s disability (“Disability”), then from and after the date of death or such Disability the Option shall be exercisable by Optionee, the executor, administrator, personal representative or Beneficiary of Optionee during the 1-year period commencing on the date of Optionee's death or Disability, but only during the Option Term, with respect to all of the shares of Common Stock subject to the Option.

(b)

If Optionee ceases to be employed by the Company by reason of retirement on or after age 65 or by reason of a Qualifying Retirement, then, subject to the provisions of Section 7, from and after the effective date of such cessation of employment the portion of the Option that is not exercisable shall continue to vest in accordance with the provisions of Section 1(b) and the Option shall be exercisable by Optionee during the five-year period commencing on the effective date of such cessation of employment, but only during the Option Term, with respect to all of the shares of Common Stock subject to the Option. For purposes of this Agreement, the term “Qualifying Retirement” shall be defined as follows:

(i)

Optionee is an active participant in a Company sponsored retirement benefit plan and is eligible to commence benefits thereunder at the time of cessation of employment and the Company has not terminated Optionee’s employment for cause.  An Optionee that is a participant in the Retirement Benefit Plan of R.R. Donnelley & Sons Company (the “ RR Donnelley Pension Plan”) is eligible to commence benefits under the plan if Optionee is eligible to commence benefits under the traditional formula of the RR Donnelley Pension Plan, or would have been eligible to commence benefits under the traditional formula of the RR Donnelley Pension Plan had Optionee been a participant in the traditional formula of the RR Donnelley Pension Plan during his/her service with R.R. Donnelley & Sons Company and/or any of the entities described in Section 10 hereof at the time of cessation of employment; or

(ii)

Optionee is not an active participant in a Company sponsored retirement benefit plan but Optionee would have been eligible to commence benefits under the traditional formula of the RR Donnelley Pension Plan had Optionee been a participant in the traditional formula of the RR Donnelley Pension Plan during his/her service with R.R. Donnelley & Sons Company and/or any of the entities described in Section 10 hereof at the time of cessation of employment; or

(iii)	the Committee has otherwise determined the cessation of employment to constitute a Qualifying Retirement.
(d)

If Optionee ceases to be employed by the Company for any reason other than death, retirement on or after age 65, a Qualifying Retirement or Disability, then from and after the effective date of such cessation of employment the Option shall be exercisable by Optionee during the 90-day period commencing on the effective date of such cessation of employment, but only during the Option Term, to the extent it is exercisable on the effective date of such cessation of employment.  The portion of the Option that is not exercisable pursuant to the preceding sentence shall be cancelled as of the effective date of Optionee’s cessation of employment.

6.

The Option may not be transferred by Optionee other than by will, the laws of descent and distribution or pursuant to the beneficiary designation procedures approved by the Company or as otherwise set forth in an amendment to this Agreement.  The Option is exercisable only by Optionee or Optionee's guardian, personal representative or similar person or by a permitted transferee.  Except as permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process.  Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

7.

In the event of the death of Optionee during the five-year period commencing on the effective date of Optionee's cessation of employment by reason of retirement under Section 5(b) or (c), the Option may be exercised by the executor, administrator, personal representative or Beneficiary of Optionee during the one-year period commencing on the date of Optionee's death, but only during the Option Term remaining, and only to the extent Optionee was entitled to exercise the Option on the date of Optionee's death.   In the event of the death of Optionee (a) during the one-year period commencing on the effective date of Optionee's cessation of employment by reason of Disability, or (b) during the 90-day period commencing on the effective date of Optionee's cessation of employment for reason other than retirement under Section 5(b) or (c), or Disability, the Option may be exercised by the executor, administrator, personal representative or Beneficiary of Optionee during the Option Term remaining, and only to the extent Optionee was entitled to exercise the Option on the date of Optionee's death.

8.	[Reserved]

9.

In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee without an increase in the aggregate purchase price, other than an increase resulting from rounding.  If any adjustment would result in a fractional security being subject to the Option, the Company shall pay Optionee, in connection with the first exercise of the Option, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the fair market value of the Common Stock on the exercise date over (B) the exercise price of the Option; provided, however, that if the fair market value of such fractional security immediately after such adjustment is less than the fair market value of one share of Common Stock immediately prior to such adjustment, such fractional security shall be disregarded and no payment shall be made.  The decision of the Committee regarding the amount and timing of any adjustment pursuant to this Section 9 shall be final, binding and conclusive.

10.

For purposes of this Agreement, employment by the Company shall be deemed to include employment by a corporation which is a direct or indirect majority-owned subsidiary of the Company, employment by any other entity designated by the Board of Directors of the

Company or the Committee in which the Company has a direct or indirect equity interest and employment by any corporation which succeeds to the obligations of the Company hereunder.

11.

(a)Optionee shall not, while employed by the Company and for a period of one year from the date of termination of Optionee’s employment with the Company for any reason, including termination by the Company with or without cause, directly or indirectly, either on Optionee’s own behalf or on behalf of any other person, firm or entity, solicit or provide services that are the same as or similar to the services the Company provided or offered while Optionee was employed by the Company to any customer or prospective customer of the Company (i) with whom Optionee had direct contact during the last two years of Optionee’s employment with the Company or about whom Optionee learned confidential information as a result of his or her employment with the Company and (ii) with whom any person over whom Grantee had supervisory authority at any time had direct contact during the last two years of Grantee’s employment with the Company or about whom such person learned confidential information as a result of his or her employment with the Company.

(b)Optionee shall not while employed by the Company and for a period of two years from the date of termination of Optionee’s employment with the Company for any reason, including termination by the Company with or without cause, either directly or indirectly solicit, induce or encourage any individual who was a Company employee at the time of, or within six months prior to, Grantee’s termination to terminate their employment with the Company or to accept employment with any entity, including but not limited to a competitor, supplier or customer of the Company, nor shall Optionee cooperate with any others in doing or attempting to do so. As used herein, the term "solicit, induce or encourage" includes, but is not limited to, (i) initiating communications with a Company employee relating to possible employment, (ii) offering bonuses or other compensation to encourage a Company employee to terminate his or her employment with the Company and accept employment with any entity, including but not limited to a competitor, supplier or customer of the Company, or (iii) referring Company employees to personnel or agents employed by any entity, including but not limited to competitors, suppliers or customers of the Company.

12.

The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option on any securities exchange or under any state or federal law, or if the assent or approval of any regulatory body shall be necessary as a condition of, or in connection with, the granting of the Option or the delivery or purchase of shares thereunder, the Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained.  The Company agrees to use its best efforts to obtain any such requisite listing, registration, qualification, consent or approval.

13.

The Committee, as from time to time constituted, shall have the right to determine any questions that arise in connection with this Agreement or the Option.  This Agreement and the Option are subject to the provisions of the Plan and shall be interpreted in accordance therewith.

14.

This Agreement shall not be construed as an employment contract and does not give Optionee any right to continued employment by the Company or any affiliate of the Company, and the fact that the termination of Optionee's employment occurs during the Option Term shall in no way be construed as giving Optionee the right to continue in the Company's or any such affiliate's employ.

15.	The Option shall not be treated as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

16.

This Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of Optionee, acquire any rights in the Option.

17.

Any notice, including a notice of exercise of the Option, required to be given hereunder to the Company shall be addressed to the Company at its headquarters in Chicago, Illinois, attention of the Corporate Secretary, and any notice required to be given hereunder to Optionee shall be addressed to Optionee at Optionee's residence address as shown in the Company's records, subject to the right of either party hereafter to designate in writing to the other some other address.  Any such notice shall be (i) delivered by personal delivery, facsimile, United States mail or by express courier service and (ii) deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt if by United States mail or express courier service; provided, however, that if any notice is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

18.

The Option, this Agreement, and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

IN WITNESS WHEREOF, R. R. DONNELLEY & SONS COMPANY has caused this instrument to be executed as of the day and year first above written.

R. R. DONNELLEY & SONS COMPANY

By:

Name: Thomas Carroll

Title: EVP, Chief Human Resources Officer

All of the terms of this Agreement are accepted as of this ___ day of ______, 2012.

___________________________

Optionee: